CHINA RESOURCES DEVELOPMENT INC.
c/o SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong

_______________, 2011

SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of China Resources Development Inc. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation of trust account (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), SSC Mandarin Investment Group Limited shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 1402 China Resources Building, 26 Harbour Road, Wanchai, Hong Kong.  In exchange therefore, the Company shall pay SSC Mandarin Investment Group Limited the sum of US$10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.  SSC Mandarin Investment Group Limited hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

CHINA RESOURCES DEVELOPMENT INC.

By:
Name: Brandon Ho
Title: Vice President of Finance

AGREED TO AND ACCEPTED BY:

SSC MANDARIN INVESTMENT GROUP LIMITED

By:
Name: Robin Lee
Title: Director